SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 24, 2006

Date of Report (date of earliest event reported)
ALTIRIS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-49793	87-0616516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
588 West 400 South
Lindon, Utah 84042

(Address of principal executive offices)
(801) 805-2400

(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 24, 2006, the Board of Directors of Altiris, Inc. (the “Registrant”) approved an amendment to the Registrant’s 2002 Stock Plan (the “Stock Plan”) to provide for the award of restricted stock units pursuant to the Stock Plan, which are intended to further the purposes of the Stock Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants of the Registrant, and to promote the success of the Registrant’s business.
     Restricted stock units are awards that are paid out in installments. The Administrator, as defined in the Stock Plan, determines the terms and conditions of restricted stock units. Awards of restricted stock units vest in accordance with performance or time-based criteria established by the Administrator. The Administrator determines the number of restricted stock units granted to any employee, consultant or director.
     In determining whether an award of restricted stock units should be made, or the vesting schedule for any such award, the Administrator may impose the conditions to vesting it determines to be appropriate. The number of restricted stock units paid out to the participant under an award will depend on the extent to which the vesting criteria are met. The Administrator may set vesting criteria based upon the achievement of company-wide, departmental, business unit or individual goals, which may include continued employment or service or any other basis determined by the Administrator.
     Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may specify when an award is made that earned restricted stock units will be paid in cash, shares of common stock of the Registrant, or a combination thereof. Shares reserved under the Stock Plan represented by restricted stock units that are fully paid in cash will again be available for grant under the Stock Plan. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited to the Registrant.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On April 24, 2006, the Registrant’s Board of Directors adopted the Amended and Restated Bylaws of the Registrant, effective immediately, which removes the provision in the Registrant’s Bylaws regarding the Registrant’s ability to lend money to, or guarantee the obligations of, any officer or employee of the Registrant. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws included as Exhibit 3.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)      Exhibits.
     The following exhibit is filed herewith:

Exhibit
Number	Exhibit Title
3.2	Amended and Restated Bylaws of the Registrant currently in effect.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIRIS, INC.
By:	/s/ Gregory S. Butterfield
Gregory S. Butterfield
President and Chief Executive Officer

Dated: April 28, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
3.2	Amended and Restated Bylaws of the Registrant currently in effect.